                                                                    EXHIBIT 22.1

                           SUBSIDIARIES OF REGISTRANT


  The following is a list of EMC's consolidated subsidiaries as of October 31, 1995. EMC owns, directly or indirectly, 100% of the voting securities of each subsidiary, unless noted otherwise and except for directors' qualifying shares.



  Copernique S.A./1/
  France

  EMC Asset Acquisition Corporation
  Delaware

  EMC (Benelux) B.V.
  Holland

  EMC Caribe, Inc.
  Delaware

  EMC Computer Storage Systems (Israel) Ltd.
  Israel

  EMC Computer Systems AG
  Switzerland

  EMC Computer Systems California, Inc.
  Delaware

  EMC Computer Systems (F.E.) Limited
  Hong Kong

  EMC Computer Systems France Sarl
  France

  EMC Computer Systems Italy SPA
  Italy

  EMC Computer Systems (South Asia) Pte. Ltd.
  Singapore

  EMC Computer Systems (U.K.) Limited

________________
/1/ Majority owned by EMC (Benelux) B.V., the remainder owned by Compagnie des Machines Bull S.A., and not including certain directors' qualifying shares.

  United Kingdom

  EMC Computer Systems (S.A.)(Pty) Ltd.
  South Africa

  EMC Computer-Systems Deutschland GmbH
  Germany

  EMC Computer-Systems Ireland Limited
  Ireland

  EMC Computer-Systems Svenska AB
  Sweden

  EMC Foreign Sales Corporation (F.S.C.)
  Barbados

  EMC International Holdings, Inc.
  Delaware

  EMC Japan K.K./2/
  Japan

  EMC Merger Corporation 1995
  Delaware

  EMC Securities Corporation
  Massachusetts

  EMC System Peripherals Canada, Inc.
  Canada

  Epoch, Inc.
  Delaware

  Hankook EMC Computer Systems Chusik
  Korea

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/2/  Majority owned by EMC Corporation, the remainder owned by CLC Corporation.